LIGHTPATH TECHNOLOGIES, INC. 8-K

Exhibit 10.1

NOTE SATISFACTION AND SECURITIES PURCHASE AGREEMENT

This NOTE SATISFACTION AND SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of January 16, 2018, by and among LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and JOSEPH MENAKER, an individual, and MARK LIFSHOTZ, an individual (each a “Noteholder” and collectively, the “Noteholders”). The Company and the Noteholders are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.           Pursuant to that certain Stock Purchase Agreement, dated as of August 3, 2016 (the “ISP Purchase Agreement”), by and among the Company, the Noteholders and ISP Optics Corporation, a New York corporation (“ISP”), the Company purchased from the Noteholders 100% of the issued and outstanding shares of the capital stock of ISP.

B.          At the closing the transactions contemplated by the ISP Purchase Agreement, as partial consideration for the shares of ISP, the Company issued to the Noteholders that certain Unsecured Promissory Note, dated as of December 21, 2016, in the original principal amount of $6,000,000 (the “Note”), which principal amount was subsequently reduced to $5,704,439, as of March 21, 2017, by letter agreement between the Company and the Noteholders.

C.          As of the date hereof, the outstanding principal amount of the Note is $5,707,183.06, and there is $20,883.22 in accrued but unpaid interest thereon (collectively, the “Note Satisfaction Amount”).

D.          The Parties desire to satisfy the Note in full by (i) converting 39.5% of the outstanding principal amount of the Note into shares of the Company’s common stock, Class A, $0.01 par value per share (“Common Stock”), and (ii) paying the remaining 60.5% of the outstanding principal amount of the Note, plus all accrued but unpaid interest, in cash to the Noteholders, all upon the terms and conditions stated in this Agreement. The Note may be prepaid in whole or in part without penalty or premium.

E.           The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, covenants and agreements herein contained, intending to be legally bound, the Parties hereby agree as follows:

SECTION 1

Recitals; Note Satisfaction; Sale and Issuance of Shares

1.1           Recitals. Each of the Parties hereby agree that the recitals set forth above are true and correct and are incorporated into the terms of this Agreement.

1.2           Note Satisfaction. Upon the terms and subject to the conditions of this Agreement, the Parties agree that the Note shall be deemed satisfied in full and fully discharged and released by the payment of the Note Satisfaction Amount, which shall be paid as follows: (a) $3,453,581.53 plus all accrued but unpaid interest on the Note, shall be paid in cash via wire transfer of immediately available funds on the Closing Date to an account or accounts designated by the Noteholders (the “Cash Payment”), and (ii) an aggregate number of shares of Common Stock equal to $2,253,591.53 divided by the Conversion Price (as defined below) (the “Shares”) shall be issued by the Company to the Noteholders in the proportions designated on Exhibit A, which shares shall be delivered to each Holder in book-entry form and registered in the name of such Holder with the transfer agent of the Company. The “Conversion Price” shall mean $2.33, representing the average closing bid price of the Common Stock, as reported by Bloomberg for the five (5) trading days preceding the Closing Date. For purposes of this Agreement and the conversion, fractional shares will be rounded to the nearest whole share.

1.3           Closing. The satisfaction of the Note, the payment of the Cash Payment and the purchase and sale of the Shares shall be effected through a closing (the “Closing”), which shall take place on the date hereof at the offices of Baker & Hostetler LLP, 200 South Orange Ave., Suite 2300, Orlando, Florida 32801, or such other time or location as the Parties may agree.

1.4           Other Closing Deliveries.  On the date of the Closing (the “Closing Date”): (a) the Noteholders will deliver the original Note to the Company for cancellation, and (b) the Parties shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

SECTION 2

Representations and Warranties of the Company

The Company hereby represents and warrants to the Noteholders that the following representations and warranties are true and complete as of the date of this Agreement and shall be true and complete as of the Closing Date:

2.1           Due Incorporation; Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement.

2.2           Authority. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and all other documents required by the terms of this Agreement to be executed by the Company (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

2.3           Enforceability. Each Transaction Document has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

2.4           Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws, as the case may be, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. For the purposes of this Agreement, “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2.5           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (the “SEC Documents”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to it, and, as of their filing dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

2.6           Issuance of Shares. The Shares to be issued under this Agreement have been or will be (prior to issuance to the Noteholders hereunder) duly authorized by all necessary corporate action, and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable free and clean of all liens, encumbrances, charges, rights of first refusal or other restrictions, and the Noteholders shall be entitled to all rights accorded to a holder of Common Stock.

2.7           General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

SECTION 3

Representations and Warranties of the Noteholders

Each of the Noteholders hereby represents and warrants to the Company for itself and not the other Noteholder that the following representations and warranties are true and complete as of the date of this Agreement and shall be true and complete as of the Closing Date:

3.1           Authority and Binding Obligation. The execution, delivery and performance by such Noteholder of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby are within the power of such Noteholder. Each Transaction Document has been, or will be, duly executed and delivered by such Noteholder and constitutes, or will constitute, a legal, valid and binding obligation of such Noteholder, enforceable against such Noteholder in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.2           No Public Sale or Distribution. Such Noteholder understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and such Noteholder is acquiring the Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and such Noteholder has no present arrangement to effect any distribution of the Shares to or through any Person.

3.3           Securities Law Compliance. Such Noteholder understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Noteholder to acquire the Shares. Such Noteholder has such knowledge and experience in financial and business matters that such Noteholder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. At the time such Noteholder was offered the Shares, such Noteholder was, and at the date hereof such Noteholder is, an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

3.4           Access to Information. The Noteholders and their advisors, if any, have been furnished with the SEC Documents and all other materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Noteholders. The Noteholders and their advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Noteholders and their advisors, if any, or their representatives shall modify, amend or affect the Noteholders’ right to rely on the Company’s representations and warranties contained herein. The Noteholders have sought such accounting, legal and tax advice as such Noteholder has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

3.5           No Governmental Review. The Noteholders understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.6           Transfer or Resale. Such Noteholder understands that, except as provided in the Registration Rights Agreement: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) such Noteholder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Noteholder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.7           Legends. Such Noteholder understands that the certificates or other instruments representing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

3.8           Broker-Dealer Status. Neither Noteholder is a registered broker-dealer or an affiliate of any registered broker-dealer, and neither Noteholder is required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.9           Residence. Such Noteholder is a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) and a resident of New York, in the case of Joseph Menaker, and New Jersey, in the case of Mark Lifshotz. Such Noteholder’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of such Noteholder’s jurisdiction.

SECTION 4

Certain Agreements

4.1           SEC Filings. Following the Closing, each of the Parties agrees to file within the time periods specified by the Exchange Act and the rules promulgated thereunder, all forms, schedules, statements and other documents required to be filed by such Party by the Exchange Act and the rules promulgated thereunder in connection with the sale of the Shares. The Company may request the Noteholders to furnish the Company with such information with respect to the Noteholders as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC, and each Noteholder agrees to furnish the Company with such information.

SECTION 5

Conditions to the Noteholders’ Obligation to Close

The Noteholders’ obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Noteholders:

5.1           Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

5.2           Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Noteholders on or before the Closing.

5.3           Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares.

5.4           No Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

5.5           Transaction Documents. The Company shall have duly executed and delivered each of the Transaction Documents to the Noteholders.

5.6           Note Satisfaction Amount. The Company shall have paid and delivered the Note Satisfaction Amount to the Noteholders in accordance with Section 1.2.

SECTION 6

Conditions to Company’s Obligation to Close

The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

6.1           Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Noteholders in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

6.2           Performance. The Noteholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Noteholders on or before the Closing.

6.3           Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares.

6.4           No Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

6.5           Transaction Documents. The Noteholders shall have duly executed and delivered each of the Transaction Documents to the Company, and shall have delivered the original Note to the Company for cancellation.

SECTION 7

Termination

7.1           Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated, (i) by the mutual consent of the Company and the Noteholders, (ii) by the Company if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date; or (iii) by the Noteholders if any of the conditions in Section 5 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Noteholder to comply with its obligations under this Agreement) and the Noteholders have not waived such condition on or before the Closing Date.

7.2           Effect of Termination. If this Agreement is terminated as provided in Section 7.1 hereof, this Agreement shall become void and of no further force and effect, except with respect to Sections 8.1, 8.3, 8.7 and 8.8 hereof. Nothing in this Section 7.2 shall be deemed to release the Company or the Noteholders from any liability for any breach under this Agreement or to impair the rights of the Company and the Noteholders to compel specific performance by the other Party of its obligations under this Agreement.

SECTION 8

Miscellaneous

8.1           Fees and Expenses. Each Party to this Agreement will bear its respective fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement or the transactions contemplated hereby (including legal, accounting and other professional fees).

8.2           Finder’s Fees and Commissions. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Noteholder agree, on a joint and several basis, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each or any Noteholder or its representatives is responsible. The Company agrees to indemnify and hold harmless the Noteholders from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.3           Public Announcements. Neither the Company nor any Noteholder shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, without the written consent of the other Party hereto; provided, however, that no Party shall be required to obtain such consent if: (i) required by applicable laws, rules or regulations, (ii) required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement, or (iii) a governmental entity specifically requests disclosure.

8.4           Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Noteholders.

8.5           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party to this Agreement upon any breach or default of the other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party to this Agreement, shall be cumulative and not alternative.

8.6           Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.7           Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles that would require the application of any other law.

8.8           Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

8.9           Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Party without the prior written consent of the non-assigning party. Any attempt by either Party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

8.10         No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision be enforced by, any other Person.

8.11        Entire Agreement. This Agreement constitutes and contain the entire agreement between the Company and the Noteholders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the Parties, whether written or oral, respecting the subject matter hereof.

8.12         Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a Party when (a) delivered by hand, (b) one Business Day after being sent by a nationally recognized overnight courier service (costs prepaid), (c) sent by facsimile or email with confirmation of transmission by the transmitting equipment, or (d) received by the addressee, if sent by certified mail, postage prepaid and return receipt requested, in each case to the following:

if to the Company, to:

LightPath Technologies, Inc.
2603 Challenger Tech Ct., Suite 100
Orlando, Florida 32826
Attention:	J. James Gaynor
Tel:	407-382-4003
Fax:	407-382-4007
Email:	jgaynor@lightpath.com

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP
SunTrust Center
200 South Orange Ave., Suite 2300
Orlando, Florida 32801
Attention:	Jeffrey E. Decker
Tel:	407-649-4017
Fax:	407-841-0168
Email:	jdecker@bakerlaw.com

if to the Noteholders, to:

69 Hallocks Run
Somers, NY 10589
Attention:	Joseph Menaker
Tel:	914-591-3070
Fax:	914-591-3715
Email:	josephm@ispoptics.com

515 Oradell Ave.
Oradell, NJ 07649
Attention:	Mark Lifshotz
Tel:	914-591-3070
Fax:	914-591-3715
Email:	markl@ispoptics.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention:	Peter Schnur
Tel: (212) 885-5435
Email: PSchnur@blankrome.com

Any Party may change its contact information for notices and other communications hereunder by notice to the other Parties hereto in accordance with this Section 8.12 For purposes of this Agreement, “Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law to close.

8.13           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.14           Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement

8.15           Further Assurances.  Each Party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.16           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided, however, that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

8.17           Construction. The following rules shall be applied by the Parties and all other Persons (including any court or arbitrator) in the determination, evaluation, interpretation and enforcement of the provisions of this Agreement, unless another provision of the Agreement expressly applies another rule: (i) as used herein, (a) “or” means “and/or” and (b) “including” or “include” means “including without limitation”; (ii) the plural includes the singular; (iii) the masculine gender includes the feminine and neuter and vice versa; (iv) references to a law include any rule or regulation issued under the law, any amendment to a law, rule or regulation, any successor law, rule or regulation and all applicable judicial interpretations of any such law, rule or regulation; and (v) the language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

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IN WITNESS WHEREOF, the Noteholders and the Company have executed this Agreement as of the date first written above.

COMPANY:

LIGHTPATH TECHNOLOGIES, INC.
a Delaware corporation

By:	/s/ J. James Gaynor
J. James Gaynor
Chief Executive Officer

NOTEHOLDERS:

/s/ Joseph Menaker
JOSEPH MENAKER

/s/ Mark Lifshotz
MARK LIFSHOTZ

[Signature Page to Note Satisfaction and Securities Purchase Agreement]

Exhibit A

Share Proportions

Joseph Menaker – 50%

Mark Lifshotz – 50%

Exhibit B

Registration Rights Agreement